UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2009

BE RESOURCES INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-53811 (Commission File Number)	42-1737182 (I.R.S. Employer Identification No.)

107 Hackney Circle, Box 684
Elephant Butte, New Mexico  87935
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (575) 744-4014

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure.

On November 13, 2009, BE Resources Inc. (the “Company”) issued a press release to announce the closing of the over-allotment option by the underwriter from its initial public offering.  A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.  The following exhibits are furnished with this report:

99.1 Press Release dated November 13, 2009.

Cautionary Statement

With the exception of historical matters, the matters discussed herein include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include, among others, statements regarding future exploration results. Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions and future drilling results, as well as other factors described in our prospectus dated September 30, 2009 and other filings with the SEC. Most of these factors are beyond the Company's ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BE RESOURCES INC.

Date: November 13, 2009	By: /s/ Carmelo Marrelli
Carmelo Marrelli, Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Press Release dated November 13, 2009.